SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 11, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On July 11, 2011, Registrant concluded a private investment offering round of common stock.  As reported in Registrant’s Form D, filed on July 26, 2011, Registrant issued a total of 7,740,000 shares of common stock in the offering to a total of 91 accredited investors and received total gross proceeds in the amount of $774,000, inclusive of amounts reported in Registrant’s prior Current Reports on Form 8-K.  The offering was conducted pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 8, 2011, Registrant authorized the grant of 40,980,000 restricted shares of common stock to 36 employees pursuant to Restricted Stock Agreements.  Pursuant to the respective Restricted Stock Agreements, half of the shares issued will vest upon the effectiveness of a registration statement registering at least 33% of the restricted shares and the other half will vest 6 months from that date.  The grant of the restricted shares are exempt from registration as not constituting sales for value within the meaning of Section 2(a)(3) of the Securities Act.

ITEM 5.07	Submission of Matters to a Vote of Security holders.

Pursuant to Section 9 of Registrant’s Bylaws, which allows the stockholders constituting a majority of the outstanding shares entitled to vote at a meeting of the stockholders to take any action, in lieu of a meeting, without prior notice and without a vote, on August 8, 2011, five (5) shareholders representing a majority of the outstanding shares entitled to vote on such matters executed a Written Consent of Majority Stockholders authorizing the issuance of the shares identified in Item 3.02, above, in connection with the Restricted Stock Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2011	VERDANT AUTOMOTIVE CORPORATION (Registrant) By: /s/ Dan Elliott Dan Elliott Chief Executive Officer